Exhibit 10.1

TRANSITION AND SEVERANCE AGREEMENT

This Transition and Severance Agreement (this “Agreement”) is by and between MARKUS HARTMANN (“Executive”) and MISTER CAR WASH, INC. (“MCW” or the “Company”) and is entered into effective as of January 6, 2025 (the “Effective Date”). Executive and the Company will be collectively referred to as the “Parties.” The terms and conditions of Exhibit A and the Company’s Executive Severance Plan as described in the Company’s 2024 proxy statement (the “Plan”), which are considered material parts of this Agreement, are therefore explicitly incorporated by reference.

RECITALS

WHEREAS, Executive is employed by the Company as its General Counsel (“GC”); and

WHEREAS, Executive began to transition from the position of GC effective January 6, 2025 (the “Transition Date”), and, accordingly, was relieved of the majority of his job duties to facilitate that transition; and

WHEREAS, Executive will continue to serve the Company following the Separation Date by performing duties specified by the Board and/or the Chief Executive Officer from January 6, 2025, through February 6, 2025 (the “Transition Period”); and

WHEREAS, the Company has offered to provide Executive the severance payments identified in this Agreement; and

WHEREAS, Executive will conclude all obligations arising from his employment with and separation from the Company on or before February 6, 2025 (the “Separation Date”); and

WHEREAS, Executive will not perform any duties for the Company but will receive severance payments during the Severance Period, as that term is defined below, and

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and commitments described herein, the Parties agree as follows:

A.
Termination of Employment. The parties hereto hereby agree that Executive’s employment with the Company shall terminate as of the Separation Date and shall be effectuated in accordance with the Plan and its terms regarding termination without Cause. The parties further agree that Executive was relieved of all duties, authorities, and responsibilities at or with the Company and its affiliates as of the Transition Date, except as specifically directed thereafter by the Board or the Chief Executive Officer, and that Executive will be relieved of his positions and titles as of the Separation Date. Executive agrees to execute all additional documents and take such further steps as the Company may require to effectuate such resignations.

B.
Transition Period.

1.
During the Transition Period, the Executive agrees that he will continue to serve the Company in such capacities and perform such duties as may be specified by the Board of Directors of the Company (the “Board”). In particular, during the Transition Period, Executive agrees he will (i) use his reasonable best efforts to advance the interests of the Company and facilitate the successful transition of his authority, duties, and/or responsibilities in whatever reasonable capacity as may be requested by the Chief Executive Officer consistent with his current position as GC, (ii) continue to advise the Company on legal matters as requested by the Board and/or Chief Executive Officer, and (iii) communicate a message consistent with the Board’s and/or Chief Executive Officer’s direction to key employees, customers, and suppliers. Executive acknowledges and agrees that any change in his position, authority, duties, and/or responsibilities implemented in good faith by the Company during the Transition Period in connection with the transition shall not constitute “Good Reason” for purposes of the Mister Car Wash, Inc. Executive Severance Plan (the “Severance Plan”).

2.
During the Transition Period, the Executive will continue to receive a base salary at the annual rate of $360,000. The employer portion of premiums for the continuation of the Executive’s medical, dental, and vision coverage will continue until February 28, 2025. Further, in consideration for (and subject to) Executive’s services during the Transition Period in accordance with Section 1, and notwithstanding anything to the contrary in the MCW Executive Bonus Program or applicable award agreement(s), Executive will continue to be eligible to earn an annual cash performance bonus under the MCW Executive Bonus Program for the 2024 fiscal year with a target bonus opportunity of 40% of Executive’s annual base salary, which bonus, if earned, will be paid out when annual bonuses are typically paid under the MCW Executive Bonus Program (but in any event no later than December 31 of the calendar year immediately following the calendar year with respect to which any such annual bonus relates) without regard for any requirement of continued employment at the time of payment under the MCW Executive Bonus Program (the “Supplemental Benefit”).

C.
Severance Period

1.
The period commencing on February 7, 2025 and ending on March 6, 2026, or later if specified by the Plan, shall be considered the “Severance Period.” During the Severance Period, the Executive will not perform any duties for the Company but will receive severance payments as follows.

A.
In consideration of (a) Executive’s acceptance and execution of this Agreement, (b) Executive’s non-revocation of all or any part of this Agreement, (c) Executive not having filed and not filing any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency, and (d) Executive’s compliance with this Agreement, including Executive’s waiver and release of claims as set forth in this Agreement and Executive’s reasonable cooperation in legal proceedings and investigations as set forth in this Agreement, the Company will pay Executive the following separation benefits:
(i)
A monthly gross sum of $30,000.00, payable on the first business day of each month for the duration of the Severance Period. This will be reduced by taxes and withholdings.

(ii)
The employer and employee portion of premiums for the continuation of Executive’s medical, dental, and vision coverage until March 31, 2026, will be added to Executive’s monthly severance payment described in Section 1(A)(i) of this Agreement. Executive will be responsible for making the COBRA payments directly to the provider. Executive shall be eligible for continuation of health care benefits at Executive’s own expense under provisions of COBRA commencing February 28, 2025, for up to eighteen (18) months, as provided by law.
2.
Executive will not be eligible to participate in or receive a bonus award, if any, through the twelve-month period(s) ending December 31, 2025, or December 31, 2026.
3.
Except as outlined in this Agreement, any Restricted Stock Awards and Stock Option Awards that have not vested shall not vest during the Severance Period.
4.
Executive’s eligibility and coverage under the existing group life, accidental death and dismemberment, short and long-term disability plans, and any other voluntary coverage(s) will terminate effective February 28, 2025.
5.
Executive understands, acknowledges, and agrees that these severance benefits are in accordance with the Plan and that these separation benefits are in exchange for Executive executing this Agreement and the releases and waivers contained in this Agreement. Executive further acknowledges that he is not entitled to any additional payment or consideration not specifically referenced in this Agreement or the Plan. Nothing in this Agreement shall be deemed or considered as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than Executive.

D.
Acknowledgment and Extension of Stock Options and Restricted Stock Units

The Parties acknowledge that, as of the date hereof, the Executive holds the following options and restricted stock units:

(i)
options to purchase 14,434 shares of common stock of MCW pursuant to the Option Agreement dated June 1, 2022 (the "2022 Option Agreement") and the Mister Car Wash, Inc. 2021 Incentive Award Plan (the "2021 Plan") (the "2021 Options");
(ii)
options to purchase 41,118 shares of common stock of MCW pursuant to the Option Agreement dated March 1, 2023 (the "2023 Option Agreement") and the Mister Car Wash, Inc. 2021 Incentive Award Plan (the "2021 Plan") (the "2021 Options");
(iii)
options to purchase 35,211 shares of common stock of MCW pursuant to the Option Agreement dated June 1, 2024 (the "2024 Option Agreement") and the Mister Car Wash, Inc. 2021 Incentive Award Plan (the "2021 Plan") (the "2021 Options");
(iv)
6,085 restricted stock units pursuant to the Restricted Stock Unit Agreement dated June 1, 2022 (the "2022 RSU Agreement") and the 2021 Plan (the "2022 RSUs”);
(v)
20,270 restricted stock units pursuant to the Restricted Stock Unit Agreement dated March 1, 2023 (the "2023 RSU Agreement") and the 2021 Plan (the "2023 RSUs”); and

(vi)
17,780 restricted stock units pursuant to the Restricted Stock Unit Agreement dated June 1, 2024 (the "2024 RSU Agreement") and the 2021 Plan (the "RSUs”).

Notwithstanding anything to the contrary in the 2021 Option Agreement, 2022 Option Agreement, 2023 Option Agreement, or 2024 Option Agreement, or any other related and/or controlling documents, all unvested RSUs and Options that are scheduled to vest in 2025 shall immediately vest on February 6, 2025. All remaining unvested RSUs and Options that have not vested in 2025 shall be forfeited. The exercise period for vested Options shall be extended for a period of 12 months following the Separation Date, and in no event shall the expiration date of each 2021 Plan Option be later than the original expiration date of such 2021 Plan Option.

For purposes of Mister Car Wash, Inc.’s Insider Trading Policy, the Executive shall continue to be considered an insider during the first quarter of 2025. Accordingly, the Executive will be subject to all applicable restrictions under the Insider Trading Policy throughout this period.

E.
Restrictive Covenants. Executive acknowledges that the Company is providing Executive with the Supplemental Benefit in material part in consideration for Executive’s services during the Transition Period and reaffirmation of Executive’s prior agreement to comply with the restrictive covenants set forth in Article V of the 2021 Option Agreement and Article III of the RSU Agreement, respectively (collectively, the “Restrictive Covenants”); provided, that the Parties hereby acknowledge and agree that the applicable restricted period following termination of employment applicable to any post-employment restriction in the Restrictive Covenants shall not commence until the Separation Date. Executive shall no longer be entitled to the Supplemental Benefit following the date that Executive first materially violates any such Restrictive Covenants, as reasonably determined by the Board of Directors (and, to the extent any Supplemental Benefit has been already paid, the amount thereof shall be repaid to the Company).

F.
No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document. Executive acknowledges and agrees that nothing herein changes the at-will nature of Executive’s employment and, notwithstanding anything to the contrary herein, nothing shall limit the Company’s ability to terminate Executive’s employment at any time following the date hereof, subject to compliance with the Severance Plan (if applicable).

G.
Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

H.
Non-Disparagement. Executive shall not make any statements, encourage others to make statements, or release information that would or is reasonably expected to disparage or defame the Company or any of its officers, employees, directors, shareholders, customers, suppliers, vendors, or distributors. Similarly, the Company shall instruct its directors and executive officers that they are not authorized to make any statements, encourage others to make statements, or release information on the Company’s behalf that would or is reasonably expected to disparage or defame Executive.

I.
Conditions. Should either of the Parties breach any provision or obligation under this Agreement, such breaching Party explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the other Party as a result of such breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company or the Executive may have by virtue of this Agreement or otherwise.

J.
Section 409A Compliance. The intent of the Parties is that payments and benefits under this Agreement comply with, or are exempt from, the requirements of Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be limited, construed, and interpreted in accordance with such intent. It is intended that each installment, if any, of the payments and benefits provided hereunder shall be treated as a separate “payment” for purposes of Section 409A. Neither the Company nor Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A; and if, as of the date of the “separation from service,” Employee is a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code, or any successor provision thereto), then with regard to any payment or the provision of any benefit that is subject to this section (whether under this Agreement, or pursuant to any other agreement with or plan, program, payroll practice of the Company) and is due upon or as a result of Employee’s separation from service, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A of the Code, until the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service,” and (B) the date of Employee’s death (the “Delay Period”) and this Agreement and any such other agreement plan program or practice shall hereby be deemed amended accordingly. Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. All reimbursements and in-kind benefits provided under this Agreement or otherwise to Employee shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A. All expenses or other reimbursements paid pursuant herewith and therewith that are taxable income to Employee shall in no event be paid later than the end of the calendar year next following the calendar year in which Employee incurs such expense or pays such related tax. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that, the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by

Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and such payments shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expense occurred.

K.
Additional Terms

1.
To the extent related to the Plan, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles. To the extent that any provisions of this Agreement are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), such provisions shall be construed in accordance with the governing provisions of ERISA. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware or the United States District Court for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of such courts for all disputes arising related to the Plan. The parties further agree that with respect to a dispute regarding any or all aspects of this Agreement not related to the Plan, such dispute shall be subject to the jurisdiction of the federal or state courts within the State of Arizona.

2.
Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

3.
The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4.
In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5.
This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

[signature page follows]

EXECUTIVE FULLY UNDERSTANDS THE FOREGOING TRANSITION AGREEMENT, AND FULLY UNDERSTANDS AND AGREES TO ITS TERMS. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY THIS THE 24th DAY OF JANUARY, 2025.

EXECUTIVE: /s/Markus Hartmann
MARKUS HARTMANN

THE FOREGOING TRANSITION AGREEMENT IS HEREBY EXECUTED BY DULY AUTHORIZED REPRESENTATIVE THIS 24th DAY OF JANUARY, 2025.

COMPANY:
MISTER CAR WASH, INC.
By: /s/John Lai John Lai, President and CEO

.

EXHIBIT A

WAIVER AND RELEASE OF CLAIMS AGREEMENT

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF RIGHTS TO MAKE CLAIMS AGAINST YOUR EMPLOYER. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

This Waiver and General Release (this “Agreement”) is by and between MARKUS HARTMANN (“EXECUTIVE”) and MISTER CAR WASH, INC. and all its related corporations, parents, subsidiaries, and affiliates, and their respective current and former officers, employees, trustees, directors, attorneys, insurers, agents, and their successors and assigns, individually and in their representative capacities, and any entity or individual affiliated with any of the foregoing, including but not limited to the entities listed on Exhibit B hereto (collectively, the “Company”). Executive and the Company will be collectively referred to as “the Parties.”

RECITALS

WHEREAS, Executive currently is employed by the Company and providing transition services to the Company pursuant to that certain Transition Agreement, dated January 6, 2025 (“Transition Agreement”); and

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration set forth herein, the Parties agree as follows:

A.
Waiver/General Release

1.
In exchange for the benefits set forth in the Transition Agreement and for other good and valuable consideration, Executive, for himself and on behalf of Executive’s successors, heirs, agents, and assigns, releases and forever discharges the Company and its current and former parent companies, subsidiaries, agents, employees, officers, directors, owners, executives, trustees, representatives, attorneys, related organizations, affiliated companies, assigns, and successors (hereafter referred to collectively as the “Released Parties”), and each of them, from any and all liabilities, claims, causes of action, charges, complaints, commissions, obligations, costs, losses, damages, injuries, attorneys’ fees, expenses, benefits, compensation of any nature, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, that Executive has incurred or expects to incur, or now owns or holds, or has at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever against the Released Parties prior to the date of Executive’s execution of this Agreement, including but not limited to Executive’s employment with the Company, and the termination of that employment.

This release extends to any and all claims including, but not limited to, any alleged: (a) violation of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (as amended, the “ADEA”), the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans With Disabilities Act, as amended by the ADA Amendments Act, the Family and Medical Leave Act, the Arizona Civil Rights Act, the Arizona Employment Protection Act, the Arizona wage statutes including the Arizona Paid Sick Leave Law, state and federal False Claims acts, and any amendments to the foregoing, as well as any and all claims under any other federal, state or local constitution, laws or regulations; (b) discrimination, harassment, retaliation, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, and/or failure to pay wages due or other monies owed; and (c) violation of any local, state or federal law, regulation, ordinance, and/or public policy, violation of any contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Released Parties. Notwithstanding the releases set forth above, this Agreement does not release any claim for vested benefits under any ERISA-governed benefit plan or any claim that is prohibited from being released as a matter of law. Executive understands that nothing in this release in this Section B (the “Release”) prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or any other federal, state, or local agency charged with the enforcement of any employment laws, although Executive understands that by signing this Agreement, Executive waives the right to recover any damages or to receive other relief in any claim or suit brought by or through the EEOC or any other state or local deferral agency on Executive’s behalf, to the extent permitted by law. Executive further releases and waives any right to become, and promises not to consent to become, a named plaintiff in a class, collective, or representative action, or a class or collective member in any case in which claims are asserted against the Released Parties that are related in any way to Executive’s employment with, or separation of employment from, the Company, arising from the beginning of time to the date of execution hereof. In that regard, Executive agrees that Executive may not and will not submit a claim form in any class, collective, or representative action in which Employee is included as a putative class member, if any.

2.
Executive acknowledges that Executive has been advised of and is familiar with the provisions of California Civil Code § 1542, which states, in part: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, WHICH IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR

RELEASED PARTY.” Executive expressly waives and releases any and all rights that Executive may have under California Civil Code § 1542 as well as under any other statutes or common law principles of similar effect, to the fullest extent Executive may do so lawfully. Executive acknowledges and agrees that Executive is aware of his rights under the laws specifically and generally described above and that Executive knowingly and voluntarily waives those rights to the full extent that waiver is allowed by law. Executive further acknowledges that Executive may later discover facts different from or in addition to those facts now known to Executive or believed by Executive to be true with respect to any or all of the matters covered by this Agreement, and

Executive agrees that this Agreement nevertheless shall remain in full and complete force and effect.

3.
This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Executive has or may have under the ADEA prior to the date Executive executes this Agreement (the “ADEA Release”). This paragraph and this Agreement are written in a manner calculated to be understood by Executive and Executive agrees that he fully understands all of the provisions of this paragraph and this Agreement. Executive is hereby advised in writing to consult with an attorney before signing this Agreement. Executive acknowledges that, in return for this Agreement, Executive will receive consideration beyond that which Executive was already entitled to receive before entering into this Agreement. Executive acknowledges that Executive has had 21 days to consider signing this Agreement. If Executive decides not to use all 21 days, Executive knowingly and voluntarily waives any claims that Executive was not given the 21-day period or did not have the opportunity to use the entire 21 days to consider this Agreement. Executive may revoke this Agreement at any time within the 7-day period following the date Executive signs this Agreement by providing written notice of revocation to the Company, c/o Mary Porter (mporter@mistercarwash.com). The ADEA Release shall not become effective or enforceable until 12:01 a.m. on the 8th day after Employee signs the Agreement (the “ADEA Release Effective Date”). Notwithstanding Executive’s right to revoke the ADEA Release, the remaining terms of this Agreement (including, without limitation, the Release as it applies to all claims other than claims under the ADEA) shall become effective and enforceable as of the date that Executive signs this Agreement. Executive agrees that if he revokes the ADEA Release, (a) his signature on the signature page to this Agreement applicable to the ADEA Release will be null and void and the Release shall become null and void solely with respect to the claims released under the ADEA Release (but, for the avoidance of doubt, no other claims or matters) and (b) this Agreement will otherwise be in full force and effect.

B.
No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document.

C.
Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

D.
Conditions. Should Executive ever breach any provision or obligation under this Agreement, Executive explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company may have by virtue of this Agreement or otherwise.

E.
Additional Terms

1.
This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Arizona. The parties hereby consent to the jurisdiction of the federal or state courts within the State of Arizona in connection with any dispute concerning this Agreement.

2.
Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

3.
The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4.
In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5.
This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

[signature page follows]

EXECUTIVE FULLY UNDERSTANDS THE FOREGOING WAIVER AND GENERAL RELEASE AGREEMENT, AND FULLY UNDERSTANDS ITS TERMS. EXECUTIVE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO CONSULT WITH AN ATTORNEY, AND EXECUTIVE HAS CONSULTED WITH AN ATTORNEY OR HAS WILLINGLY CHOSEN NOT TO SEEK LEGAL COUNSEL ABOUT THIS AGREEMENT. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY THIS THE 24th DAY OF JANUARY, 2025.

EXECUTIVE:
MARKUS HARTMANN

THE FOREGOING WAIVER AND GENERAL RELEASE AGREEMENT IS HEREBY EXECUTED BY DULY AUTHORIZED REPRESENTATIVE THIS THE 24th DAY OF JANUARY, 2025.

COMPANY:
MISTER CAR WASH, INC.
By: John Lai, President and CEO

EXHIBIT B

MISTER CAR WASH ENTITIES

Amzak Carwashes, LLC	CFCW Red Bug, LLC
Car Wash Headquarters, LLC	Clean Streak Ventures Holdco, LLC
Car Wash Partners, LLC	Clean Streak Ventures Intermediate Holdco, LLC
CFCW Acquisition, LLC	Clean Streak Ventures, LLC
CFCW Curry Ford, LLC	CWP Asset Corp.
CFCW Opco, LLC	CWP California Corp.
CFCW Propco 229, LLC	CWP Holdings, Inc.
CFCW Propco Altamonte, LLC	CWP Management Corp.
CFCW Propco BBD, LLC	CWP West, LLC
CFCW Propco Clermont, LLC	CWPS Corp.
CFCW Propco Colonial, LLC	CWPU Corp.
CFCW Propco Cutler Bay, LLC	Mesquite Logistics, LLC
CFCW Propco Havendale, LLC	Mister Car Wash Holdings, Inc.
CFCW Propco Hillsborough, LLC	Prime Shine, LLC
CFCW Propco Lakeland North, LLC	PS Acquisition Sub Corp.
CFCW Propco Lakeland, LLC	Sunshine Acquisition Sub Corp.
CFCW Propco Land O Lakes, LLC	Tampa Car Wash Operations, LLC
CFCW Propco Landstar, LLC	WFCW Acquisition, LLC
CFCW Propco Mid Lakeland, LLC	WFCW Opco, LLC
CFCW Propco New Tampa, LLC	WFCW Propco Bonita, LLC
CFCW Propco Nona, LLC	WFCW Propco Colonial, LLC
CFCW Propco Oviedo, LLC	WFCW Propco Daniels, LLC
CFCW Propco Poinciana, LLC	WFCW Propco Goldenwood, LLC
CFCW Propco Port Orange, LLC	WFCW Propco McCall, LLC
CFCW Propco PSL 9200, LLC	WFCW Propco Naples, LLC
CFCW Propco Semoran, LLC	WFCW Propco Rattlesnake, LLC
CFCW Propco Wesley Chapel, LLC	WFCW Propco Vintage, LLC
CFCW Propco, LLC	WFCW Propco, LLC